Exhibit 99.1

PRESS RELEASE

December 14, 2004

CONTACT: ECB Bancorp, Inc.

Gary M. Adams, Chief Financial Officer

(252) 925-5525

(252) 925-8491 facsimile

FOR IMMEDIATE RELEASE

ECB BANCORP, INC. REPORTS DECLARATION OF

QUARTERLY CASH DIVIDEND

ENGELHARD, NORTH CAROLINA-ECB Bancorp, Inc. ("ECB"), the parent holding company of The East Carolina Bank, announces that on December 14, 2004, the Corporation's Board of Directors declared a quarterly cash dividend of $0.1425 per share, payable January 10, 2005 to shareholders of record on December 28, 2004.

On an annualized basis the Corporation's 2004 dividend of $0.57 per share represents a 14% increase over the annual dividend in 2003 of $0.50 per share.

Headquartered in Engelhard, NC, The East Carolina Bank, is a state-chartered, independent community bank insured by the FDIC. The Bank provides a full range of financial services through its 20 offices in eastern North Carolina, including new full-service branch offices in Morehead City and Wilmington. The Bank also provides mortgages, insurance services through the Bank's licensed agents and investment and brokerage services offered through a third-party broker-dealer. ECB's common stock is listed on The Nasdaq SmallCap MarketSM under the symbol "ECBE". More information can be obtained by visiting ECB's web site at www.ecbbancorp.com.

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